                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Valentis, Inc. for the registration of 5,554,324 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 2000, with respect to the consolidated financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Palo Alto, California
January 18, 2001